                                                                    EXHIBIT 23.1


                         Independent Auditors' Consent


The Board of Directors
Liberty Group Publishing, Inc.:

We consent to the incorporation by reference in the registration statement (No. 333-89704) on Form S-2 of Liberty Group Publishing, Inc., as amended, of our report dated March 20, 2003, with respect to the consolidated balance sheets of Liberty Group Publishing, Inc. and subsidiaries as of December 31, 2001 and 2002, and the related consolidated statements of operations, stockholders' deficit, and cash flows for each of the years in the three-year period ended December 31, 2002, which report appears in the December 31, 2002, annual report on Form 10-K of Liberty Group Publishing, Inc.

Our report refers to the Company's adoption of the provisions of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets", on January 1, 2002.


                                        /s/ KPMG LLP

Chicago, Illinois
March 31, 2003